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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2001 relating to the financial statements of Be Incorporated, which appears in Be Incorporated's Annual Report on Form 10-K filed on March 27, 2001. We also consent to the incorporation by reference of our report dated January 19, 2001 related to the financial statement schedule which appears in such annual report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 28, 2001